EXHIBIT 10.1

AGREEMENT

CONCERNING THE EXCHANGE OF SECURITIES

BY AND AMONG

GLOBAL WEST RESOURCES, INC.

AND

MORTGAGE MODIFICATION LEGAL NETWORK, INC.

AND

THE SECURITY HOLDERS OF MORTGAGE MODIFICATION LEGAL NETWORK, INC.

AGREEMENT

THIS AGREEMENT (“Agreement”) is made this 23rd day of March, 2009, by and between Global West Resources, Inc., a Nevada corporation (“GWRC”), Mortgage Modification Network, a California corporation (“MMLN”), and the security holders of MMLN (the “MMLN Security Holders”) who are listed on Exhibit 1.1 attached hereto.

WHEREAS, GWRC desires to acquire all of the issued and outstanding common stock of MMLN (“MMLN Stock”) from the MMLN Security Holders in exchange for common stock of GWRC;

WHEREAS, all of the MMLN Security Holders agree to exchange one hundred percent (100%) of the MMLN Stock they hold in MMLN for ten million (10,000,000) shares of GWRC common stock (the “Shares”).

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

ARTICLE I
Exchange of Securities

1.1           Issuance of Securities and Other Consideration. Subject to the terms and conditions of this Agreement, GWRC agrees to issue and exchange the Shares for one hundred percent (100%) of the issued and outstanding MMLN Stock held by the MMLN Security Holders.

All GWRC Shares will be issued to the MMLN Security Holders on the Closing Date (as hereinafter defined), pursuant to the schedule set forth in Exhibit 1.1.

1.2           Exemption from Registration. The parties hereto intend that all GWRC common stock to be issued to the MMLN Security Holders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) and/or Regulation D of the Securities Act and rules and regulations promulgated thereunder.

In furtherance thereof, each of the MMLN Security Holders will execute and deliver to GWRC a subscription agreement for the Shares, a copy of which is attached hereto as Exhibit 1.2, on the Closing date of this Agreement (the “Closing Date”).
ARTICLE II
Representations and Warranties of MMLN and the MMLN Security Holders

MMLN and the MMLN Security Holders hereby represent and warrant to GWRC that:

2.1           Organization. MMLN is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

2.2           Capital. There are now and on the Closing Date there will be 1,000,000 shares of MMLN common stock issued and outstanding stock.  There shall be no outstanding preferred stock of MMLN at the time of the Closing.

2.3           Subsidiaries. MMLN currently does not own any subsidiaries.

2.4           Directors and Executive Officers.  The names and titles of the directors and executive officers of MMLN are as follows:

Officers
Mike McCarthy	Chief Executive Officer
Ryan Boyajian	President, Secretary
Andrea Downs	Chief Development Officer

Directors
Andrew Kardish	Director, Chairman
Ryan Boyajian	Director
Andrea Downs	Director
Kirsten Chudacoff	Director
Mike McCarthy	Director

2.5           Tax Returns. MMLN has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. There are no present disputes as to taxes of any nature payable by MMLN.

2.6           Intellectual Property Rights. MMLN owns or has the right to use all trademarks, service marks, trade names, copyrights and patents material to its business.

2.7           Compliance with Laws. To the best of MMLN’s knowledge, MMLN has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

2.8           Litigation. Except as set forth in Schedule 2.8, MMLN is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of MMLN, threatened against or affecting MMLN or its business, assets or financial condition.  MMLN is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  MMLN is not engaged in any material litigation to recover monies due to it.

2.9           Authority. The Board of Directors of MMLN has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and MMLN has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of MMLN and is enforceable in accordance with its terms and conditions.  All MMLN Security Holders have agreed to and have approved the terms of this Agreement and the exchange of securities contemplated hereby.

2.10           Ability to Carry Out Obligations. The execution and delivery of this Agreement by MMLN and the MMLN Security Holders as well the performance by MMLN and the MMLN Security Holders of the obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which MMLN and the MMLN Security Holders  are a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of MMLN and the MMLN Security Holders, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of MMLN and the MMLN Security Holders.

2.11           Full Disclosure. None of the representations and warranties made by MMLN and the MMLN Security Holders herein or in any exhibit, certificate or memorandum furnished or to be furnished by MMLN or the MMLN Security Holders, or on their behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

2.12           Restricted Securities.  MMLN and the MMLN Security Holders acknowledge that all of the GWRC Shares issued by GWRC are restricted securities and none of such securities may be sold or publicly traded except in accordance with the provisions of the Securities Act.

ARTICLE III
Representations and Warranties of GWRC

GWRC represents and warrants to MMLN and the MMLN Security Holders that:

3.1           Organization. GWRC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

3.2           Capital. The authorized capital stock of GWRC consists of:

(a)	Sixty million (60,000,000) shares of common stock, of which 6,845,000 shares are issued and outstanding;

All of the outstanding common stock is duly and validly issued, fully paid and non-assessable. There are no additional outstanding subscriptions, rights, debentures, instruments, convertible securities or other agreements or commitments obligating GWRC to issue any additional shares of its capital stock of any class.

3.3           Subsidiaries. GWRC does not have any subsidiaries or own any interest in any other enterprise.

3.4           Directors and Officers. James Vandeberg is the sole officer and director of GWRC.

3.5           Absence of Undisclosed Liabilities. As of the Closing Date, GWRC shall not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

3.6           Tax Returns. GWRC has filed all federal, state and local tax returns required by law and have paid all taxes, assessments and penalties due and payable. There are no present disputes as to taxes of any nature payable by GWRC.

3.7           Compliance with Laws. To the best of GWRC’s knowledge, GWRC has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

3.8           Litigation. GWRC is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of GWRC, threatened against or affecting GWRC or its business, assets or financial condition. GWRC is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  GWRC is not engaged in any material litigation to recover monies due to it.

3.9           Authority. The Board of Directors of GWRC has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and GWRC has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of GWRC and is enforceable in accordance with its terms and conditions.

3.10           Ability to Carry Out Obligations. The execution and delivery of this Agreement by GWRC and the performance by GWRC of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which GWRC is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of GWRC, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of GWRC.

ARTICLE IV
Conditions Precedent to MMLN’s and the MMLN Security Holders Performance

4.1           Conditions. MMLN’s and the MMLN Security Holder’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article IV.  MMLN and the MMLN Security Holders may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by MMLN and the MMLN Security Holders of any other condition of or any of MMLN’s and the MMLN Security Holder’s other rights or remedies, at law or in equity, if GWRC shall be in default of any of its representations, warranties or covenants under this Agreement.

4.2           Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by GWRC in this Agreement or in any written statement that shall be delivered to MMLN or the MMLN Security Holders by GWRC under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

4.3           Performance. GWRC shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

4.4           Absence of Litigation. No action, suit or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against GWRC on or before the Closing Date.

ARTICLE V
Conditions Precedent to GWRC’s Performance

5.1           Conditions. GWRC’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article V.  GWRC may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by GWRC of any other condition of or any of GWRC’s rights or remedies, at law or in equity, if MMLN or the MMLN Security Holders shall be in default of any of its representations, warranties or covenants under this Agreement.

5.2           Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by MMLN in this Agreement or in any written statement that shall be delivered to GWRC by MMLN under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

5.3           Performance. MMLN shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

5.4           Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against MMLN on or before the Closing Date.

ARTICLE VI
Closing

6.1           Closing. The closing of this Agreement shall be held at the offices of The Otto Law Group, PLLC, or at any mutually agreeable place within thirty (30) days of the mutual execution of this Agreement, unless extended by mutual agreement.  At the closing:

(a)
MMLN shall deliver to GWRC (i) copies of Exhibit 1.2 executed by all of the MMLN Security Holders and (ii) certificates representing 1,000,000 shares of MMLN common stock together with stock powers transferring the shares to GWRC.

(b)	GWRC shall deliver to MMLN certificates representing 10,000,000 Shares of GWRC issued in the manner prescribed under Article I hereof.

ARTICLE VII
Miscellaneous

8.1           Captions and Headings. The article and section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

8.2           No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

8.3           Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions.  No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

8.4           Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

8.5                      Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

8.6           Choice of Law. This Agreement and its application shall be governed by the laws of the State of Washington.

8.7           Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.8           Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

GWRC:                                Global West Resources, Inc.
The Otto Law Group, PLLC
601 Union Street, Suite 4500
Seattle, Washington 98101
Attn: James Vandeberg, Esq.

MMLN:                                Mortgage Modification Legal Network, Inc.
27651 La Paz Road, Suite A
Laguna Niguel, CA. 92677
Attn: Dan Sparks, Registered Agent

8.9                      Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

8.10                      Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

8.11           Finders. There are no finders in connection with this transaction.

8.12           Announcements.  The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

8.13                      Expenses. Each party will bear their own expenses, including legal fees incurred in connection with this Agreement.

8.14           Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing Date.

8.15           Termination, Amendment and Waiver.

(a)           Termination.  This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of matters presented in connection with the share exchange by the stockholders of MMLN:

(1)	By mutual written consent of MMLN and the MMLN Security Holders and GWRC;

(2)           By either MMLN, the MMLN Security Holders or GWRC:

(i)
If any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement; or

(ii)
If the transaction shall not have been consummated on or before within thirty (30) days following mutual execution of this Agreement, unless the failure to consummate the transaction is the result of a material breach of this Agreement by the party seeking to terminate this Agreement.

(3)           By MMLN or the MMLN Security Holders, if GWRC breaches any of its representations or warranties hereof or fails to perform in any material respect any of their covenants, agreements or obligations under this Agreement; and

(4)           By GWRC, if MMLN or the MMLN Security Holders breach any of its representations or warranties hereof or fails to perform in any material respect any of their covenants, agreements or obligations under this Agreement.

(b)           Effect of Termination.  In the event of termination of this Agreement by either GWRC or MMLN or the MMLN Security Holders, as provided herein, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of MMLN or GWRC, and such termination shall not relieve any party hereto for any intentional breach prior to such termination by a party hereto of any of its representations or warranties or any of its covenants or agreements set forth in this Agreement.

(c)           Extension; Waiver.  At any time prior to the Closing Date, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligation of the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(d)           Procedure for Termination, Amendment, Extension or Waiver.  In order to be effective, termination, amendment, extension, or waiver to this Agreement shall require, in the case of either MMLN, the MMLN Security Holders or GWRC, action by its respective Board of Directors or the duly authorized designee of such Board of Directors.

[Remainder of page intentionally blank; signature page follows]

In witness whereof, the parties have executed this Agreement concerning the exchange of securities on the date indicated above.

GLOBAL WEST RESOURCES, INC.

By: James L. Vandeberg
Its: President

MORTGAGE MODIFICATION LEGAL NETWORK, INC.

By: Ryan Boyajian
Its: President

MORTGAGE MODIFICATION LEGAL NETWORK, INC. SECURITY HOLDERS

Ryan Boyajian, MMLN Shareholder

Daniel Pierce Sparks and Michele Lee Sparks Revocable Trust Dated September 15, 2006, MMLN Shareholder

Chris A. Chudacoff and Kirsten A. Chudacoff 1998 Revocable Living Trust dated September 28, 2008, MMLN Shareholder

Ken Glowacki, MMLN Shareholder

Equine Trust Dated January 23, 2009, MMLN Shareholder

Andrea Downs, MMLN Shareholder

Gerry Fernandez, MMLN Shareholder

Jered Barger, MMLN Shareholder

Mike McCarthy, MMLN Shareholder

EXHIBIT 1.1

MMLN Security Holders

Name	Shares of MMLN
Daniel Pierce Sparks and Michele Lee Sparks Revocable Trust Dated September 15, 2006	181,610
Ryan Boyajian	181,610
Chris A. Chudacoff and Kirsten A. Chudacoff 1998 Revocable Living Trust dated September 28, 2008	181,610
Ken Glowacki	85,450
Equine Trust Dated January 23, 2009	181,610
Andrea Downs	181,610
Gerry Fernandez	500
Jered Barger	3,000
Mike McCarthy	3,000
Totals	1,000,000

Name	Shares of GWRC
Daniel Pierce Sparks and Michele Lee Sparks Revocable Trust Dated September 15, 2006	1,816,100
Ryan Boyajian	1,816,100
Chris A. Chudacoff and Kirsten A. Chudacoff 1998 Revocable Living Trust dated September 28, 2008	1,816,100
Ken Glowacki	854,500
Equine Trust Dated January 23, 2009	1,816,100
Andrea Downs	1,816,100
Gerry Fernandez	5,000
Jered Barger	30,000
Mike McCarthy	30,000
Totals	10,000,000

EXHIBIT 1.2

MMLN Subscription Documents